Exhibit 99.1

Jessica Benbow

Arbitron Inc.

410-312-8363

jessica.benbow@arbitron.com

Gina Giachetti

About Communications for Digimarc

510-858-8111

pr@digimarc.com

FOR IMMEDIATE RELEASE

Arbitron and Digimarc Enter Into a Collaborative Licensing Arrangement

Columbia, MD and Beaverton, OR – March 23, 2010 – Digimarc Corporation (NASDAQ: DMRC) has entered into a collaborative licensing arrangement with Arbitron Inc. (NYSE: ARB), contingent upon payment of $4.5M from Arbitron by March 29th. Arbitron will receive a non-exclusive, worldwide, and irrevocable license to a substantial portion of Digimarc’s domestic and international patent portfolio (including related future and pending patent applications).

The arrangement provides Arbitron, its licensees and customers with various rights in Digimarc’s technology including the rights to use it to enhance the Arbitron PPM technology through the end of 2021, or until the last licensed Digimarc patent expires. Arbitron and Digimarc have agreed that the pending legal action for declaratory relief, filed by Arbitron last year, will be jointly and voluntarily dismissed without prejudice.

About Digimarc

Digimarc Corporation (NASDAQ:DMRC), based in Beaverton, Oregon, is a leading innovator and provider of enabling technologies that create digital identities for all forms of media and many everyday objects. The embedded digital IDs are imperceptible to humans, but not to computers, networks and devices like mobile phones, which can now use cameras and microphones as sensory inputs to “see, hear and understand” the world around them within the context of their environment. Digimarc has built an extensive intellectual property portfolio with patents in digital watermarking, content identification and management, media and object discovery to enable ubiquitous computing, and related technologies. Digimarc develops solutions, licenses its intellectual property, and provides development services to business partners across a range of industries. For more information, please visit www.digimarc.com.

Digimarc’s intellectual property portfolio has grown to over 575 patents with more than 420 patent applications pending. The expansive Digimarc portfolio includes innovations at all levels of the typical technology stack, including basic technologies, applications, systems, and processes; in areas such as audience measurement, mobile music identification, visual search, copyright filtering, royalty audits, and brand protection. The vision that drives development of the portfolio anticipates emerging target markets of ubiquitous computing, entertainment on the internet, journalism, object-oriented search, and sensor-based mobile device applications.

About Arbitron

Arbitron Inc. (NYSE: ARB) is a media and marketing research firm serving the media – radio, television, cable, online radio and out-of-home – as well as advertisers and advertising agencies. Arbitron’s core businesses are measuring network and local market radio audiences across the United States; surveying the retail, media and product patterns of local market consumers; and providing application software used for analyzing media audience and marketing information data. The company has developed the Portable People Meter, a new technology for media and marketing research.

Portable People Meter™ and PPM™ are marks of Arbitron Inc.

PPM ratings are based on audience estimates and are the opinion of Arbitron and should not be relied on for precise accuracy or precise representativeness of a demographic or radio market.

Arbitron Forward-Looking Statements

Statements in this release that are not strictly historical, including the statements regarding expectations for 2010 and any other statements regarding events or developments that we believe or anticipate will or may occur in the future, may be “forward-looking” statements. There are a number of important factors that could cause actual events to differ materially from those suggested or indicated by such forward-looking statements. These factors include, among other things, the current global economic recession and the upheaval in the credit markets and financial services industry, competition, our ability to develop and successfully market new products and technologies, our ability to successfully commercialize our Portable People Meter™ service, the growth rates and cyclicality of markets we serve, our ability to expand our business in new markets, our ability to successfully identify, consummate and integrate appropriate acquisitions, the impact of increased costs of data collection including a trend toward increasing incidence of cell phone-only households, litigation and other contingent liabilities including intellectual property matters, our compliance with applicable laws and regulations and changes in applicable laws and regulations, our ability to achieve projected efficiencies, cost reductions, sales growth and earnings, and international economic, political, legal and business factors. Additional information regarding the factors that may cause actual results to differ materially from these forward-looking statements is available in our SEC filings, including our 2009 Annual Report on Form 10-K. These forward-looking statements speak only as of the date of this release and the Company does not assume any obligation to update any forward-looking statement.

Digimarc Forward-Looking Statements

With the exception of historical information contained in this release, the matters described in this release contain various “forward-looking statements.” These forward-looking statements include statements regarding our backlog and our positioning for the year ahead and other statements identified by terminology such as “will,” “should,” “expects,” “estimates,” “predicts” and “continue” or other derivations of these or other comparable terms. These forward-looking statements are statements of management’s opinion and are subject to various assumptions, risks, uncertainties and changes in circumstances. Actual results may vary materially from those expressed or implied from the statements in this release as a result of changes in economic, business and/or regulatory factors. More detailed information about risk factors that may affect actual results is set forth in the Company’s Form 10-K for the year ended December 31, 2009 and in subsequent periodic reports filed with the SEC. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s opinions only as of the date of this release. Except as required by law, Digimarc undertakes no obligation to publicly update or revise any forward-looking statements to reflect events or circumstances that may arise after the date of this release.